AUDITORS' CONSENT

         We have issued our report dated August 31, 1995 accompanying the consolidated financial statements included in the Annual Report of LecTec Corporation on Form 10-K for the year ended June 30, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of LecTec Corporation on Forms S-8 (File No. 33-121780, effective April 21, 1987 and No. 33-45931, effective February 21, 1992).


Grant Thornton LLP

Minneapolis, Minnesota
September 26, 1995